Exhibit 10.17

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT (the “Amendment”) is made and entered into as of October 25, 2024, by and between PASEO DEL MAR LLC, a Delaware limited liability company, hereafter called “Landlord,” and CONNECT BIOPHARM LLC, a California limited liability company, hereafter called “Tenant.”

RECITALS

A.Landlord and Tenant are parties to that certain lease dated December 22, 2021 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 3,628 rentable square feet described as Suite 350 (the “Premises”) in the building located at 12265 El Camino Real, San Diego, California (the “Building”).

B.The Lease by its terms expires on April 30, 2025 (“Expiration Date”), Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.AMENDMENT. Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease will be amended in accordance with the following terms and conditions:

A.    Holding Over. Notwithstanding the terms and conditions of Section 15.2 of the Lease, in the event that the commencement date of that certain lease dated as of even date herewith (the “New Lease”) by and between Landlord’s affiliate, GATEWAY TORREY HILLS LLC, a Delaware limited liability company (“New Landlord”), and Tenant for space located at 3580 Carmel Mountain Road, Suite 200, San Diego, CA (the “New Premises”) has not occurred prior to the Expiration Date, Tenant will be permitted to continue to occupy the Premises for the period (such period, the “Continued Occupancy Period”) between the Expiration Date and the date that is 7 days after the date that New Landlord delivers the New Premises to Tenant in the condition required by the New Lease (such date, the “Continued Occupancy Surrender Date”), under the terms and conditions of the Lease, as modified by this Section I.A. During the Continued Occupancy Period, Tenant will pay Landlord (i) Basic Rent for the Original Premises at the rate of $17,015.32 per month through and until the Continued Occupancy Surrender Date, and (ii) Project Costs and Property Taxes for the Original Premises in accordance with the terms of the Lease. Notwithstanding the foregoing, in the event that Continued Occupancy Surrender Date has not occurred on or before June 30, 2025 (the “Outside Surrender Date”), for each day after the Outside Surrender Date that the Continued Occupancy Surrender Date has not occurred for any reason but Tenant Delay (as defined in Exhibit X to the New Lease), Tenant will be entitled to a day-for-day abatement of Basic Rent for the Original Premises and Project Costs and Property Taxes for the Original Premises.

II.GENERAL.

A.    Effect of Amendments. The Lease remains in full force and effect except to the extent that it is modified by this Amendment.

B.    Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant. There have been no additional oral or written representations or agreements. Under no circumstances will Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

C.    Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is deemed to be an original; all, however, will constitute but one and the same amendment. The parties expressly agree that one or each of the parties may execute and deliver this Amendment electronically using a certificate-based electronic signature and delivery software service approved and initiated by Landlord that provides an audit trail and method for authenticating signers (the “Approved Service”). The Approved Service will have the same legal effect as a handwritten signature and will be admissible evidence of the parties' mutual intent to be legally bound by this Amendment. The parties declare that they have received all of the information required to be fully aware of the certificate-based electronic signature software process and each party hereby waives any claim which it may have against the enforceability of this Amendment based on the use of the Approved Service.

D.    Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease will have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.    Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.    California Certified Access Specialist Inspection.  Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)).  Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.”

G.    Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees also apply to this Amendment.

H.    Brokers. Article 18 of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord will be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Management Company (“Landlord’s Broker”) is the agent of Landlord exclusively and [NONE] (“Tenant’s Broker”) is the agent of Tenant exclusively. By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker.  If there is no Tenant’s Broker so identified herein, then such acknowledgement and confirmation is expressly made for the benefit of Landlord’s Broker.  By the execution of this Amendment,

Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article 18 of the Lease, as amended hereby, will be binding and enforceable in connection with the negotiation of this Amendment.

I.    Execution of Amendment. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord will not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

J.    Nondisclosure of Terms. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant will disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

PASEO DEL MAR LLC,
a Delaware limited liability company

By: /s/ Steven M. Case
Steven M. Case
Executive Vice President
Office Properties

By: /s/ Christopher Gash
Christopher Gash
Regional Vice President, Operations
Office Properties

TENANT: CONNECT BIOPHARM LLC, a California limited liability company By: /s/ David Szekeres David Szekeres President

ACKNOWLEDGMENT OF GUARANTOR

The undersigned, as Guarantor under that certain Guarantee of Lease dated December 22, 2021, does hereby acknowledge and agree that the provisions of said Guarantee will remain in full force and effect as to the obligations of Tenant under the Lease, as amended herein. The undersigned Guarantor acknowledges that Landlord would not have executed this Amendment without this acknowledgment and agreement on the part of the undersigned Guarantor.

GUARANTOR:

CONNECT BIOPHARMA HOLDINGS LIMITED,
a Cayman Islands corporation

By: /s/ David Szekeres
Printed Name: David Szekeres
Title: President

Address for notice to Guarantor:

12265 El Camino Real, Suite 350
San Diego, CA 92130